ADMINISTRATION AGREEMENT


THIS AGREEMENT is made as of the 14th day of February, 1997.

BETWEEN:

     (1) Worldwide Developing Resources Portfolio, a New York trust the principal office of which is at IBT Trust Company (Cayman), Ltd., The Bank of Nova Scotia Building, P.O. Box 501, George Town, Grand Cayman, Cayman Islands, British West Indies (the "Trust") OF THE ONE PART

AND

     (2) IBT Trust Company (Cayman), Ltd., a company duly incorporated in the Cayman Islands the Registered Office of which is at The Bank of Nova Scotia Building, George Town, Grand Cayman, Cayman Islands, British West Indies aforesaid (the "Administrator") OF THE OTHER PART.

WHEREAS:

     (A) The Trust is registered under the United States Investment Company Act of 1940 as a management investment company.

     (B)  The  Administrator  has  agreed  to  provide  general   administration
          services to the Trust, and the Trust wishes to appoint the Administrator as general administrator of the Trust upon the terms and conditions hereinafter appearing.

AGREEMENT:

1. (a) In this Agreement the words standing in the first column of the table next hereinafter contained shall bear the meanings set opposite to them in the second column thereof, if not inconsistent with the subject or context:

WORDS                         MEANINGS

"Declaration of Trust"        The Declaration of Trust of the Trust for the time
                              being in force.

"Trustees"                    The Trustees of  the  Trust for the time being, or
                              as the case may be, the Trustees assembled as a board.

"Registration Statement"      The Registration Statement of the Trust as amended
                              and  filed  with the U.S. Securities and  Exchange
                              Commission.

     (b) Unless the context otherwise requires and except as varied or otherwise specified in this Agreement, words and expressions contained in this Agreement shall bear the same meaning as in the Registration Statement PROVIDED THAT any alteration or amendment of the Registration Statement shall not be effective for the purposes of this Agreement unless the Administrator shall by endorsement hereon or otherwise have assented in writing thereto.

     (c) The headings are intended for convenience only and shall not affect the construction of this Agreement.

                          APPOINTMENT OF ADMINISTRATOR

2. The Trust hereby appoints the Administrator and the Administrator hereby agrees to act as general administrator of the Trust in accordance with the terms and conditions hereof with effect from the date hereof.

                    DUTIES AS GENERAL CORPORATE ADMINISTRATOR

3. The Administrator shall from time to time deliver such information explanations and reports to the Trust as the Trust may reasonably require regarding the conduct of the business of the Trust.

4.   The Administrator shall provide the principal office of the Trust; and

     (a) conduct on behalf of the Trust all the day to day business of the Trust, other than investment activities, and provide the or procure such office accommodation, secretarial staff and other facilities as may be required for the purposes of fulfilling its duties under this Agreement;

     (b) receive and approve notices of subscriptions and redemptions of Trust interests;

     (c) at the request of the Trust, arrange execution and filing with the U.S. Securities and Exchange Commission (the "SEC") of amendments to the Trust's Registration Statement, and of any other regulatory filings required to be made by the Trust;

     (d) deal with and reply to all correspondence and other communications addressed to the Trust at its principal office, whether in relation to the subscription, purchase or redemption of interests in the Trust or otherwise PROVIDE THAT in the event of any dispute in connection with the issue, ownership, redemption or otherwise of any interests the matter shall be referred to the Trust, and the Administrator shall take such action as may reasonably be required by the Trust;

     (e) at any time during business hours to permit any duly appointed agent or representative of the Trust, at the expense of the Trust to inspect the Register of Holders or any other documents or records in the possession of the Administrator and give such agent or representative during business hours all information, explanations and assistance as such agent or representative may reasonably require, and permit representatives of the U.S. Securities and Exchange Commission to examine books and records of the Trust;

     (f) maintain and safeguard the Register of Holders of Interests and other documents in connection therewith and enter on such Register all original issues and allotments of an all increases, decreases and redemptions of such interests all in accordance with the provisions of the Declaration of Trust and Trustee instructions and to prepare all such lists of Holders of Interests of the Trust and account numbers of Holders as may be required by the Trust.

                          DEALINGS OF THE ADMINISTRATOR

5. Nothing herein contained shall prevent the Administrator or any firm, person or company associated in any way with the Administrator from contracting with or entering into any financial, banking or other transaction with the Trust, any shareholder or any company or body of persons any of whose securities are held by or for the account of the Trust or from being interested in such transaction.

6. Nothing herein contained shall prevent the Administrator or any associate of the Administrator from acting as administrator or general corporate manager or in any other capacity whatsoever for any other company or body of persons on such terms as the Administrator or such associate may arrange, and the Administrator or such associate shall not be deemed to be affected with notice of or to be under any duty to disclose the Trust any fact or thing which may come to its knowledge or that of any of its servants or agents in the course of so doing or in any manner whatever otherwise than in the course of carrying out its duties hereunder.

                                AGENTS AND ADVICE

7. The Administrator shall be at liberty in the performance of its duties and in the exercise of any of the powers vested in it hereunder to act by responsible officers or a responsible officer for the time being and to employ and pay an agent who may (but need not) be an associate of the Administrator to perform or concur in performing any of the services required to be performed hereunder and may act or rely upon the opinion or advice or any information obtained from any broker, lawyer, valuer, surveyor, auctioneer or other expert, whether reporting to the Trust, to the Administrator or not, and the Administrator shall not be responsible for any loss occasioned by its so acting.

8. The Administrator may at the expense of the Trust refer any legal question to the legal advisers of the Trust for the time being (whose name shall from time to time be notified by or on behalf of the Trust to the Administrator) or legal advisers that it may select with the prior approval of the Trust and may authorize any such legal adviser to take the opinion of counsel on any matter of difficulty and may act on any opinion given by such legal advisers or counsel without being responsible for the correctness thereof or for any result which may follow from so doing.

                                  REMUNERATION

9. In consideration of the services performed by the Administrator hereunder the Administrator shall be entitled to receive such fees as are agreed upon in writing by the parties as set forth in Schedule A of this Agreement.

                 REIMBURSEMENT BY THE TRUST TO THE ADMINISTRATOR

10. In addition to the fees set out in clause 9 above the Trust shall reimburse to the Administrator all reasonable costs and expenses incurred by the Administrator in the performance of its duties hereunder.

                             LIABILITY AND INDEMNITY

11. (a) The Administrator, its subsidiaries, agents, advisors, shareholders, directors, officers, servants and employees shall not be liable to the Trust or a Holder of its Interests, or any of its or their successors or assigns, except for loss arising to the Trust by reason of act of, or omissions due to negligence or willful default on the part of any such persons as aforesaid.

     (b) The Trust shall indemnify, defend and hold harmless the Administrator and each of its subsidiaries, agents, advisors, shareholders, directors, officers, servants and employees from and against any loss, liability, damage, cost or expense (including legal fees and expenses and any amounts paid in settlement), resulting from its or their actions or capacities hereunder or otherwise concerning the business or activities undertaken on behalf of the Trust under this Agreement or sustained by any of them including (without restricting the generality of the foregoing) loss sustained as a result of delay, mis-delivery or error in transmission of any cable, telefax, telex or telegraphic communication. Subject as aforesaid all actions taken by the Administrator shall be taken in good faith and in the reasonable belief that such actions are taken in the best interests of the Trust PROVIDED THAT termination of any action, proceeding, demand, claim or lawsuit by judgment, order or settlement shall not, of itself, create a presumption that the conduct in question was not undertaken in good faith with due care and in a manner reasonably believed to be in or not opposed to the best interest of the Trust. The right of indemnification hereunder shall remain in full force and effect regardless of the expiration or termination of this Agreement.

                 RIGHT TO ADVISE AND MANAGE THE TRUST OR OTHERS

12. The Trust acknowledges that an important part of the Administrator's business is, and that is derives profits from, managing the affairs of its affiliates and other entities and that the Administrator will be managing such affiliates and entities during the same period that it is managing the affairs of the Trust. The Administrator and its officers and employees shall be free to manage such other affiliates and entities and to retain for its own or their benefit all profits and revenues derived therefrom PROVIDED THAT the Administrator shall not knowingly prefer affiliates of the Administrator or other entities to the detriment of the affairs of the Trust.

                                  RESTRICTIONS

13. Neither of the parties hereto shall do or commit any act, matter or thing which would or might prejudice or bring into disrepute in any manner the business or reputation of the other or any director, officer or employee of the other.

14. Except as required by the law and save as contemplated by the Declaration of Trust, neither of the parties hereto shall either before or after the termination of this Agreement disclose to any person not authorized by the other party to receive the same information relating to such party or to the affairs of such party of which the party disclosing the same shall have become possessed during the period of this Agreement, and both parties shall use all reasonable endeavors to prevent any such disclosure as aforesaid.

                                   TERMINATION

15.  The Administrator shall be entitled to resign its appointment hereunder:

     (a) by giving not less than two (2) month's notice in writing to the Trust;

     (b) if the Trust shall commit any breach of its obligations under this Agreement and shall fail within ten days of receipt of notice served by the Administrator requiring it so to do, to make good such breach; and

     (c)  at any time  without  such notice as is referred to in  sub-paragraphs
          (a) and (b) of this clause if the Trust shall go into liquidation (other than for the purpose of reconstruction or amalgamation upon terms previously approved in writing by the Administrator) or if a receiver of any of the assets of the Trust is appointed.

16.  The Trust may terminate the appointment of the Administrator:

     (a) by giving no less than two (2) month's notice in writing to the Administrator;

     (b) if the Administrator shall commit any breach of its obligations under this Agreement and shall fail within ten days of receipt of notice served by the Trust requiring it so to do, to make good such breach; and

     (c)  at any time  without  such notice as is referred to in  sub-paragraphs
          (a) and (b) or this clause if the Administrator goes into liquidation (except a voluntary liquidation for the purpose of reconstruction or amalgamation upon terms previously approved in writing by the Trust) or if a receiver is appointed of any of the assets of the Administrator.

17. On termination of the appointment of the Administrator under the provisions of the preceding clauses, such termination shall be without prejudice to any antecedent liability of the Administrator or the Trust. The Administrator shall be entitled to receive all fees and other moneys accrued up to the date of such termination but shall not be entitled to compensation in respect of such termination.

18.  The Administrator shall, on the termination of its appointment:

     (a) Forthwith hand over to the Trust or as it shall direct all books of account, registers, correspondence and records of all and every description relating to the affairs of the Trust which are in the Administrator's possession but not including any promotional material bearing the style or any trade mark or symbol of the Administrator. The Administrator shall also in such circumstance deliver or cause to be delivered to the succeeding administrator or as the Trust shall direct all funds or other properties of the Trust deposited with or otherwise held by the Administrator or to its order hereunder and do all such further acts as the Trust may reasonably require of it.

     (b) have the right by written request to require the Trust in its Registration Statement and any other material made available to investors and prospective investors to (as may reasonably be approved by the Administrator) indicate that the Administrator and its delegate(s) (if any) have ceased to be its administrator.

                         REPRESENTATIONS AND WARRANTIES


19.  (a) The Administrator represents and warrants to the Trust as follows:

          (i) The Administrator has full power and authority to enter into and perform this Agreement and this Agreement has been duly authorized by all requisite corporate action, executed and delivered by or on behalf of the Administrator and constitutes a valid and binding agreement of the Administrator.

          (ii) Neither the execution, delivery nor performance of this Agreement by the Administrator will result in a breach of violation of any statute, law, rule or of the material provisions of any debenture or other material agreement binding upon the Administrator and no consent, approval, authorization or license by any court or governmental agency is required for the execution, delivery or performance of this Agreement by the Administrator, except such as have been obtained by the Administrator.

     (b)  The Trust represents and warrants to the Administrator as follows:

          (i) The Trust has full power and authority to enter into and perform this Agreement and this Agreement has been duly authorized by all requisite corporate action, executed and delivered by or on behalf of the Trust and constitutes a valid and binding agreement of the Trust.

          (ii) Neither the execution, delivery nor performance of this Agreement by the Trust will result in a breach of violation of any statute, law, rule or of the material provisions of any debentures or other material agreement binding upon the Trust and no consent, approval, authorization or license by any court or governmental agency is required for the execution, delivery or performance of this Agreement by the Trust except such as have been obtained by the Trust.

                             INDEPENDENT CONTRACTOR

20. For all purposes of this Agreement, the Administrator shall be an independent contractor and not an employee or dependent agent of the Trust, nor shall anything herein be construed as making the Trust a partner or co-venturer with the Administrator or any of its affiliates or other clients. Except as provided in this Agreement, the Administrator shall have no authority to bind, obligate or represent the Trust.

                               COMPLETE AGREEMENT

21. This Agreement constitutes the entire Agreement between the parties relating to the subject matter hereof.


                                   ASSIGNMENT

22. This Agreement shall be binding upon the parties hereto and their respective successors and assigns but may not be assigned by any party without the express written consent of the other party which shall not be reasonably withheld or delayed.

23. This Agreement may not be amended except by the written consent of each of the parties hereto.

                                     NOTICES

24. Any notice delivered under this Agreement shall be in writing and signed by a duly authorized officer of the party giving such notice and shall be delivered personally or sent by registered or certified mail, postage prepaid, to the registered office of the party for whom it is intended. A notice so posted shall be deemed to be served at the expiration of seventy-two (72) hours after posting and in proving service by post it shall be sufficient to prove that an envelope containing the notice was duly addressed, stamped and posted.

                                  GOVERNING LAW

25. This Agreement shall be governed by and construed in accordance with the laws of the Cayman Islands and the parties hereto agree to submit to the non-exclusive jurisdiction of the Courts of the Cayman Islands.

IN WITNESS WHEREOF this Agreement has been duly executed for an on behalf of the parties hereto in manner binding upon them the day and year first above written: written.


Signed by                             )  /s/ James B. Hawkes
for and on behalf of the said         )  --------------------------------
Worldwide Developing Resources        )  President  Signed in Hamilton, Bermuda
Portfolio

SIGNED by                              ) /s/ Michael F. Rogers
for and on behalf of the said          ) ---------------------------------
IBT Trust Company (Cayman), Ltd.       ) Executive Vice President

                                                                      SCHEDULE A

                        IBT TRUST COMPANY (CAYMAN), LTD.
                    FEE SCHEDULE FOR ADMINISTRATION SERVICES
                    WORLDWIDE DEVELOPING RESOURCES PORTFOLIO



ANNUAL OFFSHORE ADMINISTRATION FEE                 $ 1,500

     This fee will be charged to each Portfolio (Hub) annually for the following Principal Office and Administrative Services.


     PRINCIPAL OFFICE

     The following services will be provided for each Portfolio (Hub):

        o Register Portfolio with Inspector of Financial Services
        o Safekeeping of original contracts, agreements, and board minutes
        o Provide officers to Portfolio
        o Ensure compliance with Cayman Islands Law

     ADMINISTRATIVE SERVICES

     The following services will be provided for each Portfolio (Hub):

        o Authorize  expense budget and amendments
        o Authorize expense payments
        o Mail Board  materials
        o Maintain  register  of holders
        o Authorize Subscriptions and redemptions
        o Authorize  Portfolio  distributions (if Applicable)
        o Distribute annual, semi-annual, quarterly reports to shareholders